UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

Cole Real Estate Investments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

Cole Credit Property Trust III, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on December 9, 2011, Cole REIT III Operating Partnership, LP, a Delaware limited partnership (“CCPT III OP” or the “Borrower”), the operating partnership of Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.) (the “Company”), entered into a senior unsecured credit facility (the “Credit Facility”) on June 27, 2011, providing for up to $700.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) as administrative agent, swing line lender and letter of credit issuer, JP Morgan Chase Bank, N.A. (“JP Morgan Chase”) as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, U.S. Bank National Association, Wells Fargo Bank, N.A. (“Wells Fargo”) and Regions Bank as co-documentation agents, and other lending institutions that are or may become parties to the Credit Agreement. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees customary for these types of facilities, the amount of the Credit Facility could be increased from $700.0 million up to a maximum of $950.0 million (the “Accordion Feature”). On December 6, 2011, CCPT III OP exercised $157.5 million of the $250.0 million Accordion Feature in the Credit Facility, which increased the allowable borrowings up to $857.5 million that included a $278.75 million term loan and borrowings up to $578.75 million in revolving loans.

On June 3, 2013, CCPT III OP entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America as administrative agent, swing line lender and letter of credit issuer, JP Morgan Chase and Wells Fargo as co-syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities LLC as joint lead arrangers and joint book managers, Regions Bank and U.S. Bank National Association as co-documentation agents, and other lending institutions that are or may become parties to the Amended and Restated Credit Agreement Agreement (collectively, with Bank of America, JP Morgan Chase and Wells Fargo, the “Lenders”), which modified the Credit Agreement by increasing the allowable borrowings up to $1.4 billion (the “Amended and Restated Credit Facility”).

As of June 3, 2013, the Amended and Restated Credit Facility included a $500.0 million term loan (the “Term Loan”) and allowed CCPT III OP to borrow up to $900.0 million in revolving loans (the “Revolving Loans”). As of June 3, 2013, the borrowing base under the Amended and Restated Credit Facility was approximately $1.3 billion based on the underlying collateral pool (the “Borrowing Base”). Up to 10.0% of the total amount available may be used for issuing letters of credit (the “Letters of Credit”) and up to $50.0 million may be used for “swing line” loans (the “Swing Line Loans”). Subject to meeting certain conditions described in the Amended and Restated Credit Agreement and the payment of certain fees, the amount of the Amended and Restated Credit Facility may be increased up to a maximum of $1.75 billion, with each increase being no less than $25.0 million. The Term Loan matures on June 3, 2018. The Revolving Loans, Letters of Credit and Swing Line Loans mature on June 3, 2017; however, the Borrower may elect to extend the maturity date to June 3, 2018 subject to satisfying certain conditions described in the Amended and Restated Credit Agreement. As of June 3, 2013, CCPT III OP had approximately $760.0 million outstanding under the Amended and Restated Credit Facility and, based on the Borrowing Base, approximately $518.3 million available for borrowing.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan, as defined in the Amended and Restated Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR (the “Eurodollar Rate”) for the interest period, as elected by the Borrower, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Amended and Restated Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.65% at a Leverage Ratio of 45.0% or less to 2.25% at a Leverage Ratio greater than 55.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the applicable rate (the “Base Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) Bank of America’s Prime Rate; or (c) the one-month LIBOR plus 1.0% plus the Eurodollar Applicable Rate (the “Base Rate”). The Base Applicable Rate is based upon the overall Leverage Ratio, and ranges from 0.65% at a Leverage Ratio of 45.0% or less to 1.25% at a Leverage Ratio greater than 55.0%. The Amended and Restated Credit Agreement also includes an interest rate pricing structure should the Company obtain an investment grade rating.

CCPT III OP paid certain fees under the Amended and Restated Credit Agreement, including arrangement and up-front fees. CCPT III OP will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended and Restated Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) based upon the overall Leverage Ratio and ranges from 0.25% at a Leverage Ratio of 45.0% or less to 0.30% at a Leverage Ratio greater than 55.0%. CCPT III OP must also pay certain fees upon the issuance of each letter of credit under the Amended and Restated Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit. The Amended and Restated Credit Agreement also includes a fee pricing structure should the Company obtain an investment grade rating.

The Borrower has the right to prepay the outstanding amounts under the Amended and Restated Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

The Amended and Restated Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Amended and Restated Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the Eurodollar Rate loans and Base Rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. In addition to CCPT III OP breaching any of the terms of the Amended and Restated Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCPT III OP or any consolidated subsidiary providing a guaranty; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against CCPT III OP or any consolidated subsidiary in excess of $25.0 million or $100.0 million in aggregate that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Amended and Restated Credit Facility and all outstanding loans shall be immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 3, 2013, the board of directors (the “Board”) of the Company appointed Jeffrey C. Holland, 42, as the Company’s President and Chief Operating Officer. Mr. Holland has served as executive vice president and head of capital markets of Cole Capital Advisors, Inc. (“Cole Capital Advisors”), Cole Capital Partners, LLC (“Cole Capital Partners”), Cole REIT Advisors, LLC (“CCPT I Advisors”), Cole REIT Advisors II, LLC (“CCPT II Advisors”), Cole REIT Advisors III, LLC (“CCPT III Advisors”), Cole Corporate Income Advisors, LLC (“CCI Advisors”), Cole REIT Advisors IV, LLC (“CCPT IV Advisors”),

and Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (“Cole Income NAV Strategy Advisors”) since January 2011, and of Cole Corporate Income Advisors II, LLC (“CCI II Advisors”) since February 2013. He also has served as Executive Vice President of Cole Capital Corporation since November 2012. Prior to joining the Cole organization in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. Retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound. Marc T. Nemer, the previous President of the Company, remains the Chief Executive Officer of the Company.

Effective June 3, 2013, the Board appointed Stephan Keller, 46, as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Keller has served as executive vice president and chief financial officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCI Advisors, CCPT IV Advisors, and Cole Income NAV Strategy Advisors since January 2012, and of CCI II Advisors since February 2013. Prior to joining the Cole organization as executive vice president and chief financial officer in November 2011, Mr. Keller worked for UBS AG from 1992 to 2011, including serving as vice chairman, investment banking of the Financial Institutions Group from 2010 to 2011, group treasurer from 2006 to 2010, chief risk officer of UBS Investment Bank from 2004 to 2006 and chief risk officer for the U.S. Wealth Management business from 2002 to 2004. Mr. Keller received his MBA from the University of St. Gallen, Switzerland. D. Kirk McAllaster, Jr., the previous Executive Vice President, Chief Financial Officer and Treasurer of the Company, will continue as an Executive Vice President with the Company and in his other roles with the Company’s subsidiaries and its sponsored programs.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 4, 2013, the Company filed Articles of Amendment to the Company’s charter with the Maryland State Department of Assessments and Taxation changing the name of the Company to “Cole Real Estate Investments, Inc.” The Articles of Amendment became effective on June 4, 2013. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of a presentation to be used in connection with a roadshow related to the Company’s anticipated listing on the New York Stock Exchange (the “NYSE”) is attached hereto as Exhibit 99.1, and is incorporated herein by reference. Also attached, as Exhibit 99.2, is supplemental financial information, including reconciliations of certain non-GAAP financial measures relating to the Company provided in the presentation.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

Item 8.01 Other Events

Fractional Shares

In connection with the Company’s anticipated listing on the NYSE, the Company has decided to eliminate any outstanding fractional shares of its common stock (the “Fractional Shares”). The Company plans to eliminate all outstanding Fractional Shares by paying each holder of a Fractional Share as of the close of business on the business day immediately prior to the listing date an amount in cash equal to the fraction of a share being repurchased multiplied by the volume weighted average price of the Company’s common stock on the NYSE on the first three days of trading, rounded up to the nearest cent.

Distributions

As previously reported in the Current Reports on Form 8-K filed with SEC on March 6, 2013 and April 11, 2013, the Board previously authorized the payment of cash distributions (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on June 1, 2013 and ending on June 30, 2013 (each, a “Daily Record Date”), with each Daily Distribution payable as of each Daily Record Date in in the amount of $0.0019179 per share, which amount is equivalent to an annualized distribution of seven percent (7.00%) per share, based on an assumed share price of $10.00 per share (i.e., an annual rate of $0.70 per share), and with a payment date in July 2013 to be determined in the discretion of the Chief Executive Officer of the Company. However, as previously announced, the Company intends to list its common stock on the NYSE. In the event that the listing occurs on a date during the month of June 2013 (such date being hereinafter referred to as the “Listing Date”), the Board has modified its previous authorization of distributions for the month of June 2013 by establishing a single record date for distributions relating to the period beginning on the Listing Date and ending on June 30, 2013. The Board’s authorization of distributions for the period commencing on June 1, 2013 and ending on the earlier of June 30, 2013 or the business day preceding the Listing Date remains unchanged, except that such distributions will be paid by the Company on a date no later than July 1, 2013. In the event that the Listing Date occurs on or before June 30, 2013, the Board authorized the payment of cash dividends to stockholders of record as of the close of business on June 28, 2013 for the period beginning on the Listing Date and ending June 30, 2013 in a per share amount equal to the product obtained by multiplying (a) the number of days beginning on the Listing Date and ending on June 30, 2013 divided by 30, and (b) $0.05833334 per share (a monthly rate that is equivalent to an annual rate of $0.70 per share). The cash dividend for the period commencing on the Listing Date and ending on June 30, 2013, will be paid by the Company on July 1, 2013.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust III, Inc.

99.1	Presentation, dated June 4, 2013.

99.2	Supplemental Financial Information, dated June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE REAL ESTATE INVESTMENTS, INC.

Dated: June 4, 2013	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer